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                                                                    EXHIBIT 10.1

                              1997 AMENDMENT TO THE

                                 1991 STOCK PLAN

                         OF INCYTE PHARMACEUTICALS, INC.

      THIS AMENDMENT amends the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. (the "Company"), as last amended as of May 21, 1996 (the "Plan"). Unless specifically otherwise defined, each term used herein shall have the meaning assigned to such term in the Plan.

                            W I T N E S S E T H:

      WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan to increase the number of shares authorized for issuance thereunder:

      NOW THEREFORE, the Plan is hereby amended as follows:

      1.  Stock Subject to the Plan.

      1.1 Section 5, paragraph (a) of the Plan shall be amended by deleting the second sentence and replacing it with the following:

          "The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 2,400,000 Shares, subject to adjustment pursuant to Section 9."

      2. Date of Amendment. To record the adoption of this Amendment to the Plan by the Board of Directors as of May 21, 1997 and the approval by the stockholders of this Amendment on such date, the Company has caused its authorized officer to execute the same.

                                    INCYTE PHARMACEUTICALS, INC.

                                    By /s/ Roy A. Whitfield
                                       -----------------------------------------
                                    As its Chief Executive Officer and Treasurer


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